Exhibit 5.1


                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                                767 Fifth Avenue
                            New York, N.Y. 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007




                                                    July 25, 1997




                             Lehman ABS Corporation
                       Registration Statement on Form S-3



Gentlemen:

                  We have acted as counsel to Lehman ABS Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Trust Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined (each, a "Trustee").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Trust Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumptions that (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Certificates have been duly approved by the Board of Directors (or its authorized designees) of the Company, (iii) the related Trust Agreement has been duly executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Certificates have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Certificates will be legally issued, fully paid and nonassessable.

                  The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectuses and the forms of prospectus supplements which are a part of the Registration Statement.

                  This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and, except as provided in the immediately preceding paragraph, may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.


                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP

                                        2